                                                                    EXHIBIT 12.1

                           AMERICA WEST AIRLINES, INC.

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
            (IN THOUSANDS EXCEPT RATIO OF EARNINGS TO FIXED CHARGES)

                                                                           REORGANIZED COMPANY
                                           -----------------------------------------------------------------------------------
                                              NINE MONTHS ENDED
                                                SEPTEMBER 30,               YEAR ENDED DECEMBER 31,             PERIOD FROM
                                           ----------------------    ------------------------------------       AUGUST 26 TO
                                              1998         1997         1997         1996          1995      DECEMBER 31, 1994
                                              ----         ----         ----         ----          ----      -----------------
Computation of Earnings:
Income (loss) before income taxes
  and extraordinary item                   $ 153,873    $ 104,286    $ 140,673    $  34,493     $ 108,378        $  19,736

Add:
   Interest expense including
     amortization of debt expense             26,826       30,184       39,620       49,678        59,418           22,827
   Interest portion of rent expense           81,383       76,570      102,805       93,539        83,680           26,879
                                           ---------    ---------    ---------    ---------     ---------        ---------
Income (loss), as adjusted                 $ 262,082    $ 211,040    $ 283,098    $ 177,710     $ 251,476        $  69,442
                                           =========    =========    =========    =========     =========        =========


Computation of Fixed Charges:
Interest expense including amortization
  of debt expense                          $  26,826    $  30,184    $  39,620    $  49,678     $  59,418        $  22,827
Interest portion of rent expense              81,383       76,570      102,805       93,539        83,680           26,879
Capitalized interest                           3,324           40          553           --         2,666              621
                                           ---------    ---------    ---------    ---------     ---------        ---------
Fixed charges                              $ 111,533    $ 106,794    $ 142,978    $ 143,217     $ 145,764        $  50,327
                                           =========    =========    =========    =========     =========        =========


Ratio of earnings to fixed charges              2.35         1.98         1.98         1.24          1.73             1.38

                                                 PREDECESSOR COMPANY
                                           -------------------------------

                                            PERIOD FROM        YEAR ENDED
                                            JANUARY 1 TO      DECEMBER 31,
                                           AUGUST 25, 1994        1993
                                           ---------------        ----
Computation of Earnings:
Income (loss) before income taxes
  and extraordinary item                      $(201,209)       $  37,924

Add:
   Interest expense including
     amortization of debt expense                34,038           54,252
   Interest portion of rent expense              51,538           81,795
                                              ---------        ---------
Income (loss), as adjusted                    $(115,633)       $ 173,971
                                              =========        =========


Computation of Fixed Charges:
Interest expense including amortization
  of debt expense                             $  34,038        $  54,252
Interest portion of rent expense                 51,538           81,795
Capitalized interest                                 --               --
                                              ---------        ---------
Fixed charges                                 $  85,576        $ 136,047
                                              =========        =========


Ratio of earnings to fixed charges                ( * )             1.28


(*) For the purpose of computing the ratio of earnings to fixed charges, "earnings" consist of income (loss) before income taxes and extraordinary item plus fixed charges less capitalized interest. "Fixed charges" consist of interest expense including amortization of debt expense, one-third of rent expense, which is deemed to be representative of an interest factor, and capitalized interest. For the period ended August 25, 1994 earnings were insufficient to cover fixed charges by $201.2 million.